Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 34 to Registration Statement No. 2-60836 of Merrill Lynch Value Opportunities Fund, Inc., formerly Merrill Lynch Small Cap Value Fund, Inc., (the “Fund”) on Form N-1A of our reports dated May 14, 2004 for the Fund and Master Value Opportunities Trust, formerly Master Small Cap Value Trust, respectively, both appearing in the March 31, 2004 Annual Report of the Fund, which is incorporated by reference in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption “Financial Highlights” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 22, 2004